UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 12, 2024

MULLEN AUTOMOTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)
Rights to Purchase Series A-1 Junior Participating Preferred Stock	None	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

This following is not a new financing but the issuance of Notes and Warrants under an existing agreement plus an additional investment right.

On December 12, 2024, pursuant to the terms of the Securities Purchase Agreement dated May 14, 2024 (the “Securities Purchase Agreement”) between Mullen Automotive Inc. (the “Company”) and certain purchasers, which was previously disclosed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 14, 2024 (the “Form 10-Q”), certain investors (the “Investors”) purchased an additional aggregate principal amount of approximately $4.4 million (or $4.6 million including a 5% original issue discount) of 5% Original Issue Discount Senior Secured Notes (the “Notes”) that are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and also received five-year warrants exercisable on a cash basis for an aggregate of 16,862 shares of Common Stock (the “Warrants”). The Notes and Warrants have the same terms and conditions, including a maturity date of four months from the date of issuance of the Notes, as the previously issued Notes and Warrants described in the Form 10-Q.

In connection with the purchase of the additional Notes and Warrants, on December 12, 2024, the Company and the Investors entered into an Additional Investment Rights Agreement whereby for a one-year period ending on December 12, 2025, the Investors have the right, but not the obligation, to purchase from the Company additional 5% Original Issue Discount Senior Secured Convertible Notes in an aggregate principal amount of approximately $4.6 million, and related Warrants, on the same terms and conditions as provided in the Securities Purchase Agreement, including the Registration Rights Agreement dated as of May 14, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included above in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item is included above in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The issuance o the Notes and Warrants have been, and the issuance of additional Notes and Warrants pursuant to the Additional Investment Rights Agreement will be, issued, and upon conversion or exercise thereof, as applicable, the shares of Common Stock will be issued, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: December 13, 2024	By:	/s/ David Michery
David Michery
Chief Executive Officer

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